Exhibit 99.1

1235 Water Street
East Greenville, PA 18041
Tel 215 679-7991
Press Release

Knoll Reports First Quarter Results
•Strong work from home e-commerce and residential sales growth continue to help mitigate near-term office headwinds
•Positive increases in Office pipeline reinforce expectation for return to growth in Q2, and double digit order growth in the 2nd half of 2021.
•Diluted EPS was $(0.08) on a GAAP basis, and Adjusted Diluted EPS beat expectations by $0.02 per diluted share
EAST GREENVILLE, PA, April 28, 2021 -- Knoll, Inc. (NYSE: KNL), a constellation of design-driven brands and people, working together with clients in person and digitally to create inspired modern interiors for workplaces and homes, today announced financial results for the first quarter ended March 31, 2021. In light of the recent announcement of our proposed merger with Herman Miller, Inc., we will not be holding a conference call.
First Quarter Highlights Versus Prior Year
Net Sales decreased 22.3% to $264.2M
Gross Margin increased 20 bps to 36.2%
GAAP Operating Expenses decreased $17.5M to $93.4M or 35.4% of net sales
Adjusted Operating Expenses decreased $13.6M to $87.3M or 33.0% of net sales
GAAP Net Earnings/(loss) decreased $12.8M to $(1.9)M or (0.7)% of net sales
Adjusted EBITDA decreased $11.5M to $21.7M or 8.2% of net sales
GAAP Diluted EPS decreased $0.30 to ($0.08)
Adjusted Diluted EPS decreased $0.36 to $0.04

This release contains non-GAAP financial measures. Please refer to the Reconciliations of Non-GAAP Financial Measures section for reconciliations to the most directly comparable GAAP measure.

To Our Fellow Shareholders:

One quarter into the year, our thesis around 2021 being a year of robust residential and consumer growth and a transitional year for our commercial contract business as clients return to the office later this year remains intact. On $264.2 million of total sales, favorable mix and the benefit of our footprint consolidation was able to offset under absorption of fixed costs and modest inflation to hold gross margins relatively flat at 36.2%. Combined with good operating expense controls we were able to generate upper single digit adjusted EBITDA margins of 8.2% and better than expected EPS performance.

Sales to residential end users represented almost 40% of our revenue, up from 20% a year ago. These sales increased 46% over the prior year, and helped reduce our first quarter net sales decline to just over 22%. The improvement in our residential activity has been broad based and is consistent with strong demand for interior design services as noted in the most recent American Society of Interior Designers report. Looking at our Lifestyle segment, this strong residential performance drove bottom line adjusted EBITDA growth in the segment, with 15.7% adjusted EBITDA margins that were up 440 bps from prior year. We continue to believe that we are just scratching the surface of what the residential potential for our cornerstone brands can be.

On the commercial contract front, we are the most optimistic we have been in the last several quarters as we can start to see the return to the office market activity materialize in our pipeline and forecasts. The Kastle Return to Work Barometer has improved from a low of 15% occupancy early this year to a mid 20% occupancy at the end of the first quarter, so the trend is positive. Furthermore to the anecdotal trends, the February Architecture Billings Index data showed a notable uptick in design contracts and billings for the first time in over a year, moving into positive territory. This aligns with the significant jump in the number of new workplace opportunities we recorded in March over February. Our own RFP data is now consistently running up 25% over prior year levels and, most encouragingly, our sequential pipeline of orders activity increased 27% as we moved from the low of Q1 into Q2, with further sequential increases anticipated in Q3 and Q4. In fact, our Q4 pipeline is now up a whopping 64% from Q1 levels. While we expect a lag from when these orders will convert into shipments, it all paints a consistent picture of meaningful demand improvement in the back half of 2021 that should continue into 2022.

In the interim, we are carefully monitoring our operating expense levels and keeping an eye on growing inflationary pressures, most acutely in our metals and logistics spend. We have a price increase going into effect in May and are already looking at another increase in Q4 if these pressures do not relent. Fortunately, our team locked in steel pricing for the first half of 2021, so this is mostly a back half issue that we would hope to offset with increased fixed cost absorption and better pricing. In addition, the next phase of our footprint rationalization kicks in this coming quarter with the consolidation of multiple US distribution centers and warehouses into a single East Coast location, which will result in additional savings later this year and into 2022.

In closing, while we work toward closing the proposed merger with Herman Miller, Inc., we believe we have taken the worst of the COVID-19 hit and are now positioned for broad based success as our commercial clients return to the office and our investments in residential and digital initiatives continue to build on the momentum of the past year. Thank you for your continued interest in Knoll.

Onward!

Andrew & Charles

Andrew B. Cogan                Charles W. Rayfield
Chairman and Chief Executive Officer    Senior Vice President and Chief Financial Officer

Business Segment Results

Effective as of the beginning of the first quarter of 2021, the Company implemented a segment reorganization in order to more closely align its segment reporting with its current operating structure (the “Segment Reorganization”). The Company’s new reportable segments are: Workplace and Lifestyle.

The Workplace reportable segment is comprised of the operations of the Workplace operating segment, which, following the Segment Reorganization, reflects the reassignment of the Spinneybeck and KnollTextiles businesses from the Lifestyle segment, as well as the reassignment of the Europe Office business from the legacy Office segment to the Lifestyle segment. The Lifestyle reportable segment is an aggregation of the Holly Hunt, Muuto, KnollStudio North America and Europe operating segments. All unallocated expenses are included within Corporate.

The Workplace segment includes a complete range of products that address diverse workplace planning paradigms in North America. These products include: office systems furniture, seating, storage, tables (conference, training), desks (fixed and height-adjustable), textiles, high-quality fabrics, felt, leather and KnollExtra® accessories. The businesses comprising the Workplace segment serve a broad range of customers, from geographically diverse global accounts to consumers and small businesses, and do so through various physical and digital interfaces, including a direct sales force, Company and dealer showrooms, and multiple e-commerce platforms.

The Lifestyle segment product offerings, which are distributed globally, include iconic seating, lounge furniture, side, café and dining chairs, dining and occasional tables, lighting, rugs, leather and related architectural products. The businesses comprising the Lifestyle segment serve affordable luxury and high-end luxury markets that often blur the distinction between commercial and residential spaces, but understand and appreciate the impact that furnishings borne out of exceptional design and made with high-quality, innovative materials can have on their respective environments. Lifestyle products are sold through a global network of showrooms, e-commerce websites, retail stores and independent dealers.

The tables below present the Company’s segment information with Corporate costs excluded from Operating segment results.

	Three Months Ended March 31,
Net sales (in millions)	2021	2020
Workplace	$150.4	$227.5
Lifestyle	113.8	112.5
Total net sales	$264.2	$340.0

	Three Months Ended March 31,
Operating profit (in millions)	2021	2020
Workplace	$(3.6)	$9.3
Lifestyle	12.8	8.2
Corporate	(6.9)	(6.1)
Total operating profit	$2.3	$11.4

	Three Months Ended March 31,
Adjusted EBITDA(1) (in millions)	2021	2020
Workplace	$7.4	$25.7
Lifestyle	17.9	12.8
Corporate	(3.6)	(5.3)
Total adjusted EBITDA	$21.7	$33.2
(1) See Reconciliation of Non-GAAP Financial Measures below

Reconciliation of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur expenses similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific expenses in an effort to show comparable business operating results for the periods presented.

The following table reconciles Operating Expenses to Adjusted Operating Expenses for the periods indicated.

	Three Months Ended March 31,
	2021	2020
	($ in millions)

Operating expenses	$93.4	$110.9
Less:
Acquisition related amortization	2.5	2.4
Restructuring charges(1)	3.6	7.6
Adjusted operating expenses	$87.3	$100.9
Net Sales	$264.2	$340.0
Operating Expenses as a Percentage of Net Sales	35.4%	32.6%
Adjusted Operating Expenses as a Percentage of Net Sales	33.0%	29.7%
(1) Restructuring charges during Q1 2021 were related primarily to the closure of five showrooms in the United States, as well as severance costs for the COVID-19 related workforce reductions. Restructuring charges during Q1 2020 related primarily to expenses to execute actions to close the Company's Grand Rapids manufacturing plant..

The following tables reconcile Operating Profit to Adjusted EBITDA by business segment for the periods indicated.

	Three Months Ended March 31, 2021
	Workplace	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	(3.6)	12.8	(6.9)	$2.3
Add back:
Restructuring charges(1)	2.2	0.2	1.2	3.6
Depreciation and amortization	6.3	4.3	0.1	10.7
Stock compensation	1.9	0.5	1.8	4.2
Other income items	0.6	0.1	0.2	0.9
Adjusted EBITDA (loss)	$7.4	$17.9	$(3.6)	$21.7
Net sales	$150.4	$113.8	—	$264.2
Operating profit %	(2.4)%	11.2%	N/A	0.9%
Adjusted EBITDA %	4.9%	15.7%	N/A	8.2%
(1)Restructuring charges during Q1 2021 were related primarily to the closure of five showrooms in the United States, as well as severance costs for the COVID-19 related workforce reductions.

	Three Months Ended March 31, 2020
	Workplace	Lifestyle	Corporate	Knoll, Inc.
	($ in millions)

Operating profit (loss)	$9.3	$8.2	$(6.1)	$11.4
Add back:
Product discontinuation charges(1)	0.7	—	—	0.7
Restructuring charges(2)	7.6	—	—	7.6
Depreciation and amortization	7.1	3.9	0.1	11.1
Stock Compensation	0.2	0.7	0.7	1.6
Other non-cash items	0.8	—	—	0.8
Adjusted EBITDA (loss)	$25.7	$12.8	$(5.3)	$33.2
Net sales	$227.5	$112.5	—	$340.0
Operating profit %	4.1%	7.3%	N/A	3.4%
Adjusted EBITDA %	11.3%	11.4%	N/A	9.8%

(1)Product discontinuation charges related to the write-off of remaining inventory and dedicated tooling for the Morrison product line.
(2)Restructuring charges during Q1 2020 were related primarily to expenses to close the Company's Grand Rapids manufacturing plant, as well as the completion of a warehousing location move.

The following table reconciles Net Earnings to Adjusted EBITDA for the periods indicated.

	Three Months Ended March 31,
	2021	2020
	($ in millions)

Net earnings	$(1.9)	$10.9
Add back:
Depreciation and amortization	10.7	11.1
Stock compensation	4.2	1.6
Restructuring charges(1)	3.6	7.6
Interest expense	3.0	4.9
Pension settlement charge(2)	1.6	0.7
Income tax expense (benefit)	0.2	(3.9)
Other non-cash items	0.3	(0.4)
Product discontinuation charges(3)	—	0.7
Adjusted EBITDA	$21.7	$33.2
Net sales	$264.2	$340.0
Net earnings %	(0.7)%	3.2%
Adjusted EBITDA %	8.2%	9.8%
(1)Restructuring charges during Q1 2021 related primarily to severance costs for COVID-19 related workforce reduction and expenses to execute actions to close five showrooms in the United States. Restructuring charges during Q1 2020 were related primarily to expenses to close the Company's Grand Rapids manufacturing plant, as well as the completion of a warehousing location move.
(2)During Q1 2021 and Q1 2020, the Company incurred settlement charges in connection with cash payments of lump sum elections related to the Company's pension plan.
(3)Product discontinuation charges during Q1 2020 related to the write-off of remaining inventory and dedicated tooling for the Morrison product line.

The following table reconciles Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the periods indicated.

	Three Months Ended March 31,
	2021	2020

Diluted earnings per share	$(0.08)	$0.22
Add back:
Restructuring charges(1)	0.08	0.17
Acquisition related amortization	0.05	0.05
Pension settlement charge(2)	0.03	0.01
Product discontinuation charges(3)	—	0.01
Less:
Tax effect of non-GAAP adjustments(4)	0.04	0.06
Adjusted diluted earnings per share	$0.04	$0.40

(1)Restructuring charges during Q1 2021 were primarily to expenses to execute actions to close five showrooms in the United States and severance costs for COVID-19 related workforce reductions. Charges in Q1 2020 were primarily related to actions taken to close the Company's Grand Rapids manufacturing plant.
(2) The Company incurred settlement charges in connection with cash payments of lump sum elections related to the Company's pension plan.
(3)Product discontinuation charges related primarily to the write-off of remaining inventory and dedicated tooling for the Morrison product line.
(4) Tax effect of non-GAAP adjustments was calculated using the applicable blended statutory tax rate for the jurisdiction in which the adjustment occurred.

The following tables show Commercial and Residential Sales, by segment, for the periods indicated:

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
	Workplace	Lifestyle	Knoll, Inc.	Workplace	Lifestyle	Knoll, Inc.
	($ in millions)			($ in millions)

Commercial Sales	$123.1	$38.0	$161.1	$211.4	$58.2	$269.7
Residential Sales	27.3	75.8	103.1	16.1	54.3	70.4
Total Net Sales	$150.4	$113.8	$264.2	$227.5	$112.5	$340.0

Commercial Growth vs Prior Year	(41.8)%	(34.7)%	(40.3)%	(1.0)%	2.4%	(0.3)%
Residential Growth vs Prior Year	69.6%	39.6%	46.4%	1361.0%	(11.3)%	12.9%
Commercial Percentage of Sales	81.8%	33.4%	61.0%	92.9%	51.7%	79.3%
Residential Percentage of Sales	18.2%	66.6%	39.0%	7.1%	48.3%	20.7%

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll, Inc.'s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, impacts of the proposed transaction with Herman Miller, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our plans for reduced capital and operating expenditures and enhanced liquidity measures, our integration of acquired businesses, our supply chain and manufacturing footprint optimization plans, our expectations with respect to changes in the way companies implement "return to work", "work from home" and remote work strategies, the proposed merger with Herman Miller and our expectations with respect to the payment of future dividends and leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include corporate spending and service-sector employment, price competition, acceptance of Knoll's new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture and interior solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, and the way and places where people work, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, our supply chain optimization initiatives, the uncertainty and ultimate economic impact of the COVID-19 pandemic, the effect of the announcement of the proposed merger with Herman Miller on the ability of Knoll to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Knoll does business, or on Knoll’s operating results and business generally; risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the outcome of any legal proceedings related to the merger; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; and any potential business disruption following the merger, and other risks identified in Knoll's annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll's control.

Contacts
Investors:
Charles Rayfield
Senior Vice President and Chief Financial Officer
Tel 215 679-1703
crayfield@knoll.com

Media:
David E. Bright
Senior Vice President, Communications
Tel 212 343-4135
dbright@knoll.com

About Knoll

Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients in person and digitally to create inspired modern interiors. Our internationally recognized portfolio includes furniture, textiles, leathers, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser, Muuto, and Fully — reflect our commitment to modern design that meets the diverse requirements of high performance workplaces, work from home settings and luxury residential interiors. A recipient of the National Design Award for Corporate and Institutional Achievement from the Smithsonian`s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program.

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020

Net sales	$264.2	$340.0
Cost of sales	168.5	217.7
Gross profit	95.7	122.3
Selling, general, and administrative expenses	89.8	103.3
Restructuring charges	3.6	7.6
Operating profit	2.3	11.4
Pension settlement charges	1.6	0.7
Interest expense	3.0	4.9
Other expense (income), net	(0.6)	(1.2)
Income before income tax expense	(1.7)	7.0
Income tax expense (benefit)	0.2	(3.9)
Net (loss) / earnings	$(1.9)	$10.9
Less: Net earnings attributable to preferred stockholders	(1.9)	—
Net (loss) / earnings attributable to Knoll, Inc. stockholders	$(3.8)	$10.9

Earnings per share:
Basic	$(0.08)	$0.22
Diluted	$(0.08)	$0.22

Weighted-average shares outstanding (in thousands):
Basic	49,264	48,973
Diluted	49,264	49,708

KNOLL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$10.8	$37.3
Customer receivables, net	77.6	83.4
Inventories, net	206.5	193.1
Prepaid and other current assets	53.1	51.0
Total current assets	348.0	364.8
Property, plant, and equipment, net	236.9	237.1
Goodwill and intangible assets, net	681.2	697.7
Right-of-use lease assets	181.8	150.0
Other non-current assets	3.4	3.5
Total assets	$1,451.3	$1,453.1
LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$14.5	$14.6
Accounts payable	103.7	101.1
Current portion of lease liability	29.8	27.2
Other current liabilities	128.0	113.5
Total current liabilities	276.0	256.4
Long-term debt	269.3	295.2
Lease liability	173.1	141.2
Other non-current liabilities	129.5	147.4
Total liabilities	847.9	840.2
Convertible preferred stock	166.9	165.1
Total shareholders' equity	436.5	447.8
Total liabilities, convertible preferred stock and shareholders' equity	$1,451.3	$1,453.1

KNOLL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31,
	2021	2020

Net (loss) earnings	$(1.9)	$10.9
Cash provided by (used in) operating activities	14.6	(16.4)
Cash (used in) investing activities	(9.1)	(10.3)
Cash (used in) provided by financing activities	(31.6)	149.1
Effect of exchange rate changes on cash and cash equivalents	(0.4)	(0.3)
(Decrease) Increase in cash and cash equivalents	(26.5)	122.1
Cash and cash equivalents at beginning of period	37.3	8.5
Cash and cash equivalents at end of period	$10.8	$130.6